Exhibit 99.1

FOR IMMEDIATE RELEASE:

FINANCIAL CONTACT:	MEDIA CONTACT:
Mark Pogharian	Jeff Beckman
717-534-7556	717-534-8090

THE HERSHEY COMPANY ANNOUNCES

OFFERING OF NOTES DUE 2018 AND NOTES DUE 2025

HERSHEY, Pa., August 18, 2015 – The Hershey Company (NYSE: HSY) announced today that it is offering (the “Notes Offering”) to sell notes due 2018 and notes due 2025 in a public offering. The Hershey Company intends to use the net proceeds of the Notes Offering to repay at maturity its $250 million aggregate principal amount of 4.85% Notes due 2015, to fund its cash tender offer for up to $100 million aggregate purchase price of its $100 million aggregate principal amount of 8.80% Debentures due 2021 and its $250 million aggregate principal amount of 7.20% Debentures due 2027 and for general corporate purposes.

A registration statement relating to the Notes Offering has been filed with the U.S. Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell or an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes Offering may be made only by means of a prospectus supplement and the accompanying prospectus.

Copies of the prospectus supplement and the accompanying prospectus for the Notes Offering may be obtained by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll free at 1-800-831-9146; e-mail at prospectus@citi.com, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, NY 10038, Attention: Prospectus Department, toll free at 1-800-294-1322, and PNC Capital Markets LLC, 225 Fifth Avenue, 5th Floor, Pittsburgh, PA 15222, Attention: Prospectus Department, toll free at 1-855- 881-0697.

About The Hershey Company

The Hershey Company (NYSE: HSY), headquartered in Hershey, Pa., is a global confectionery leader known for bringing goodness to the world through its chocolate, sweets, mints and other great-tasting snacks. Hershey has more than 22,000 employees around the world who work every day to deliver delicious, quality products. The company, which has more than 80 brands around the world that drive over $7.4 billion in annual revenues, includes such iconic brand names as Hershey’s, Reese’s, Hershey’s Kisses, Jolly Rancher, Ice Breakers and Brookside. Hershey is focused on growing its presence in key international markets while continuing to build its competitive advantage in North America. Additionally, Hershey is poised to expand its portfolio into categories beyond confectionery, finding new ways to bring goodness to people everywhere.

At Hershey, goodness has always been about more than delicious products. For 120 years, Hershey has been committed to good business by operating fairly, ethically and sustainably to make a positive impact on society. This means contributing to a better life for its employees, consumers, communities, and ultimately, creating a bright future for children in need. This commitment is exemplified by Milton Hershey School, established in 1909 by the company’s founder and administered by Hershey Trust Company. The children who attend the school receive education, housing, and medical care – thriving as direct beneficiaries of The Hershey Company’s success.

Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to risks and uncertainties. Other than statements of historical fact, information regarding activities, events and developments that we expect or anticipate will or may occur in the future, including, but not limited to, information relating to our future growth and profitability targets and strategies designed to increase total shareholder value, are forward-looking statements based on management’s estimates, assumptions and projections. Forward-looking statements also include, but are not limited to, statements regarding our future economic and financial condition and results of operations, the plans and objectives of management and our assumptions regarding our performance and such plans and objectives. Many forward-looking statements may be identified by the use of words such as “intend,” “believe,” “expect,” “anticipate,” “should,” “planned,” “projected,” “estimated” and “potential,” among others. Forward-looking statements contained in this press release are predictions only and actual results could differ materially from management’s expectations due to a variety of factors, including those described the section titled “Risk Factors” in our Annual Report on Form 10-K, and in our Quarterly Report on Form 10-Q where subsequently updated (see Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended April 5, 2015, filed on May 1, 2015 and July 5, 2015 filed on August 7, 2015). All forward-looking statements attributable to us or persons working on our behalf are expressly qualified in their entirety by such risk factors. The forward-looking statements that we make in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. We assume no obligation to update developments of these risk factors or to announce publicly any revisions to any of the forward-looking statements that we make, or to make corrections to reflect future events or developments, except as required by the federal securities laws.

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